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                                  EXHIBIT 23.2


The Board of Directors
Peoples Savings Bank of Troy


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Change in certifying accountant" in the prospectus/proxy statement.


                                            /s/ KPMG LLP
August 31, 2001